Exhibit 3(ii)
                            AMENDED AND RESTATED BYLAWS
                                         OF
                                 FRP HOLDINGS, INC.
                              (A FLORIDA CORPORATION)
                    As amended and restated on February 3, 2016

                                 TABLE OF CONTENTS
                                                                         Page
                                                                         ----
ARTICLE ONE     OFFICES                                                    1
   Section 1.   Registered Office                                          1
   Section 2.   Other Offices                                              1

ARTICLE TWO     MEETINGS OF SHAREHOLDERS                                   1
   Section 1.   Place                                                      1
   Section 2.   Time of Annual Meeting                                     1
   Section 3.   Call of Special Meetings                                   1
   Section 4.   Conduct of Meetings                                        1
   Section 5.   Notice and Waiver of Notice                                2
   Section 6.   Business of Special Meeting                                2
   Section 7.   Quorum                                                     2
   Section 8.   Voting Per Share                                           2
   Section 9.   Voting of Shares                                           2
   Section 10.  Proxies                                                    3
   Section 11.  Shareholder List                                           3
   Section 12.  Fixing Record Date                                         3
   Section 13.  Inspectors and Judges                                      4
   Section 14.  Advance Notice                                             4

ARTICLE THREE   DIRECTORS                                                  4
   Section 1.   Number of Directors                                        4
   Section 2.   Qualifications                                             4
   Section 3.   Vacancies                                                  4
   Section 4.   Removal                                                    4
   Section 5.   Resignation of Directors                                   4
   Section 6.   Powers                                                     5
   Section 7.   Place of Meetings                                          5
   Section 8.   Annual Meeting                                             5
   Section 9.   Regular Meetings                                           5
   Section 10.  Special Meetings                                           5
   Section 11.  Notice                                                     5
   Section 12.  Waiver of Notice                                           5
   Section 13.  Quorum; Required Vote; Presumption of Assent               5
   Section 14.  Action Without Meeting                                     5
   Section 15.  Participation in Meetings By Conference
                Telephone or Similar Communications Equipment              5
   Section 16.  Presumption of Assent                                      6
   Section 17.  Committees                                                 6
   Section 18.  Corporate Governance Guidelines                            7
   Section 19.  Compensation of Directors                                  7
   Section 20.  Chairman of the Board                                      7

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ARTICLE FOUR    OFFICERS                                                   7
   Section 1.   Positions                                                  7
   Section 2.   Election of Specified Officers by Board                    7
   Section 3.   Election or Appointment of Other Officers                  8
   Section 4.   Salaries                                                   8
   Section 5.   Term, Resignation                                          8
   Section 6.   Chief Executive Officer                                    8
   Section 7.   President                                                  8
   Section 8.   Vice Presidents                                            8
   Section 9.   Chief Financial Officer                                    8
   Section 10.  Secretary                                                  8
   Section 11.  Treasurer                                                  9
   Section 12.  Assistant Secretaries and Assistant Treasurers             9
   Section 13.  Other Officers, Employees and Agents                       9

ARTICLE FIVE    CERTIFICATES FOR SHARES                                    9
   Section 1.   Issue of Stock With or Without Certificates                9
   Section 2.   Legends for Preferences and Restrictions on Transfer       9
   Section 3.   Facsimile Signatures                                      10
   Section 4.   Lost Certificates                                         10
   Section 5.   Transfer of Shares                                        10
   Section 6.   Registered Shareholders                                   10

ARTICLE SIX     GENERAL PROVISIONS                                        10
   Section 1.   Dividends                                                 10
   Section 2.   Reserves                                                  10
   Section 3.   Checks                                                    10
   Section 4.   Fiscal Year                                               11
   Section 5.   Seal                                                      11
   Section 6.   Gender                                                    11
   Section 7.   Construction                                              11
   Section 8.   Conflict With Applicable Law or Articles of Incorporation 11
   Section 9.   Exclusive Forum

ARTICLE SEVEN   AMENDMENT OF BYLAWS                                       11

ARTICLE EIGHT   INDEMNIFICATION                                           11
   Section 1.   Indemnification of Directors and Officers in
                Third Party Proceedings                                   11
   Section 2.   Indemnification of Directors and Officers in
                Actions By or in the Right of the Corporation             12
   Section 3.   Successful Defense                                        12
   Section 4.   Indemnification of Others                                 12
   Section 5.   Advanced Payment of Expenses                              12
   Section 6.   Limitations on Indemnification                            13
   Section 7.   Indemnification Claims; Determination                     13
   Section 8.   Procedures For Determination Of Whether
                Standards Have Been Satisfied                             14
   Section 9.   Contract Rights                                           15
   Section 10.  Non-Exclusivity Of Rights                                 15
   Section 11.  Insurance and Funding                                     15
   Section 12.  Reliance                                                  15
   Section 13.  No Imputation                                             16
   Section 14.  Survival                                                  16
   Section 15.  Notices                                                   16
   Section 16.  Savings Clause                                            16

ARTICLE NINE  CERTAIN DEFINITIONS                                         16

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                                 FRP HOLDINGS, INC.

                         THIRD AMENDED AND RESTATED BYLAWS

                                    ARTICLE ONE
                                      OFFICES
                                      -------
     Section 1. Registered Office. The registered office of FRP Holdings, Inc., a Florida corporation (the "Corporation"), shall be located in the City of Jacksonville, State of Florida, unless otherwise designated by the Board of Directors of the Corporation (the "Board of Directors").

     Section 2. Other Offices. The Corporation may also have offices at such other places, either within or without the State of Florida, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                    ARTICLE TWO
                             MEETINGS OF SHAREHOLDERS
                             ------------------------
     Section 1. Place. All annual meetings of shareholders shall be held at such place, within or without the State of Florida, as may be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Special meetings of shareholders may be held at such place, within or without the State of Florida, and at such time as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. Time of Annual Meeting. Annual meetings of shareholders shall be held on such date and at such time fixed, from time to time, by the Board of Directors at which the shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

     Section 3. Call of Special Meetings. In accordance with Article X of the Articles of Incorporation, special meetings of shareholders shall be held if
(i) called by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors; (ii) called by the President of the Corporation or the Corporation's Chief Executive Officer, or (iii) if the holders of not less than fifty (50) percent of all the votes entitled to be cast on any issue proposed or to be considered at the proposed special meeting sign, date, and deliver to the Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held. The notice of a special meeting shall state the purpose or purposes of the special meeting.

     Section 4. Conduct of Meetings.

          (a) Officers of the Meeting. The Chairman of the Board, or in the absence of the Chairman, the Chief Executive Officer, or in his absence, the President, or in his absence, the Vice Chairman, or if no such officer is present, a director designated by the Board of Directors, shall call all meetings of the shareholders to order and shall act as chairman of the meeting. The Secretary, or in the absence of the Secretary, an Assistant Secretary, shall act as secretary of the meeting of the shareholders, but in the absence of the Secretary and Assistant Secretary at a meeting of the shareholders the chairman of the meeting may appoint any person to act as secretary of the meeting.

          (b) Order of Business. The chairman of the meeting shall have the right to determine the order of business at the meeting.

          (c) Meeting Protocol. To the maximum extent permitted by applicable law, the Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are deemed necessary, appropriate or convenient for the proper conduct of the meeting. Such rules, regulations and procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following:
(i) establishing an agenda for the meeting and the order for the consideration of the items of business on such agenda; (ii) restricting admission to the time set for the commencement of the meeting; (iii) limiting attendance at the meeting to shareholders of record of the Corporation


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entitled to vote at the meeting, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (iv) limiting participation at the meeting on any matter to shareholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine to recognize and, as a condition to recognizing any such participant, requiring such participant to provide the chairman of the meeting with evidence of his name and affiliation, whether he is a shareholder or a proxy for a shareholder, and the class and series and number of shares of each class and series of capital stock of the Corporation which are owned beneficially and/or of record by such shareholder; (v) limiting the time allotted to questions or comments by participants; (vi) taking such actions as are necessary or appropriate to maintain order, decorum, safety and security at the meeting; (vii) removing any shareholder who refuses to comply with meeting procedures, rules or guidelines as established by the chairman of the meeting; (viii) complying with any state and local laws and regulations concerning safety and security; and (ix) establishing the date and time for the opening and closing of the polls in respect of each matter as to which shareholders are entitled to cast a vote at the meeting. Unless otherwise determined by the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

          Section 5. Notice and Waiver of Notice. Without limiting the manner by which notice may otherwise be given effectively to shareholders, notice of meetings may be given to shareholders in writing. Except as otherwise provided by law, such notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the day of the meeting by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If a meeting is adjourned to another time and/or place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the Board of Directors, after adjournment, fixes a new record date for the adjourned meeting. Whenever any notice is required to be given to any shareholder, a waiver thereof in writing signed by the person or persons entitled to such notice, whether signed before, during or after the time of the meeting stated therein, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records, shall be equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in any written waiver of notice. Attendance of a person at a meeting shall constitute a waiver of (a) defective notice of such meeting, unless the person objects at the beginning to the holding of the meeting or the transacting of any business at the meeting, or (b) defective notice of a particular matter at a meeting that is not within the purpose or purposes described in the meeting notice, unless the person objects to considering such matter when it is presented.

          Section 6. Business of Special Meeting. Business transacted at any special meeting shall be confined to the purposes stated in the notice thereof.

          Section 7. Quorum. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of these shares exists with respect to that matter. Except as otherwise provided in the Articles of Incorporation or the Florida Business Corporation Act, as amended (the "FBCA"), a majority of the shares entitled to vote on the matter by each voting group, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. If less than a majority of outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. After a quorum has been established at any shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

          Section 8. Voting Per Share. Except as otherwise provided in the Articles of Incorporation or the FBCA, each outstanding share, regardless of class, is entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders. Only shares are entitled to vote.

          Section 9. Voting of Shares. A shareholder may vote at any meeting of shareholders of the Corporation, either in person or by proxy. Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent or proxy designated by the bylaws of such corporate shareholder or, in the absence of any applicable bylaw, by such person or persons as the board of directors of the corporate shareholder

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may designate. In the absence of any such designation, or, in case of conflicting designation by the corporate shareholder, the chairman of the board, the president, any vice president, the secretary and the treasurer of the corporate shareholder, in that order, shall be presumed to be fully authorized to vote such shares. Shares held by an administrator, executor, guardian, personal representative, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name or the name of his nominee. Shares held by or under the control of a receiver, a trustee in bankruptcy proceedings, or an assignee for the benefit of creditors may be voted by such person without the transfer thereof into his name. If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, then acts with respect to voting shall have the following effect: (a) if only one votes, in person or by proxy, his act binds all; (b) if more than one votes, in person or by proxy, the act of the majority so voting binds all; (c) if more than one votes, in person or by proxy, but the vote is evenly split on any particular matter, each faction is entitled to vote the share or shares in question proportionally; or (d) if the instrument or order so filed shows that any such tenancy is held in unequal interest, a majority or a vote evenly split for purposes hereof shall be a majority or a vote evenly split in interest. The principles of this paragraph shall apply, insofar as possible, to execution of proxies, waivers, consents, or objections and for the purpose of ascertaining the presence of a quorum.

          Section 10. Proxies. Any shareholder of the Corporation, other person entitled to vote on behalf of a shareholder pursuant to law, or attorney-in-fact for a shareholder may vote the shareholder's shares in person or by proxy. Any shareholder of the Corporation, other person entitled to vote on behalf of a shareholder pursuant to law, or attorney-in-fact for a shareholder may appoint a proxy to vote or otherwise act for the shareholder by submitting an appointment form in writing. Any type of Electronic Transmission appearing to have been, or containing or accompanied by such information or obtained under such procedures to reasonably ensure that the Electronic Transmission was, transmitted by such person is a sufficient appointment. An appointment of a proxy is effective when received by the Secretary of the Corporation or such other officer or agent which is authorized to tabulate votes, and shall be valid for up to 11 months, unless a longer period is expressly provided in the appointment. The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy's authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an-interest.

          Section 11. Shareholder List. After fixing a record date for a meeting of shareholders, the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of the meeting, arranged by voting group with the address of, and the number and class and series, if any, of shares held by each. The shareholders' list must be available for inspection by any shareholder for a period of ten (10) days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at the Corporation's principal office, at a place identified in the meeting notice in the city where the meeting will be held or on a reasonably accessible electronic network if the information required to gain access to such list was provided with the notice of the meeting or during ordinary business hours, at the principal place of business of the Corporation for a period of at least ten (10) days before the meeting. Any shareholder of the Corporation or his agent or attorney is entitled on written demand to inspect the shareholders' list (subject to the requirements of the FBCA), during regular business hours and at his expense, during the period it is available for inspection. The Corporation shall make the shareholders' list available at the meeting of shareholders, and any shareholder or his agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

          Section 12. Fixing Record Date. For the purpose of determining shareholders entitled to notice of a shareholders' meeting, to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purposes, the Board of Directors may fix in advance a date as the record date (which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board) for any such determination of shareholders, such date in any case to be not more than seventy (70) days, and, in case of a meeting of shareholders, not less than ten

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(10) days, prior to the date of a meeting or the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolutions of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting shall be effective for any adjournment of the meeting unless the board of directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than one-hundred twenty (120) days after the date fixed for the original meeting.

          Section 13. Inspectors and Judges. The Board of Directors in advance of any meeting may, but need not, appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment(s) thereof. If any inspector or inspectors, or judge or judges, are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors or judges. In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by the Board of Directors in advance of the meeting, or at the meeting by the person presiding thereat. The inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots and consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots and consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing of any challenge, question or matter determined by him or them, and execute a certificate of any fact found by him or them.

          Section 14. Advance Notice. Shareholders entitled to vote on the election of directors at the annual meeting of shareholders may nominate persons for election to the board of directors in accordance with the advance notice provisions of Article X of the Articles of Incorporation.

                                   ARTICLE THREE
                                     DIRECTORS
                                     ---------
     Section 1. Number of Directors. The number of directors constituting the Board of Directors shall not be less than three (3) nor more than fifteen (15), and the exact number of Directors shall be fixed from time to time by resolution of the Board of Directors; provided, however, no director's term shall be shortened by reason of a resolution reducing the number of directors.

     Section 2. Qualifications. Directors must be natural persons who are 18 years of age or older but need not be residents of the State of Florida, shareholders of the Corporation or citizens of the United States.

     Section 3. Vacancies. Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the size of the Board of Directors shall be filled by the affirmative vote of a majority of the current directors though less than a quorum of the Board of Directors, or may be filled by an election at an annual or special meeting of the shareholders called for that purpose, unless otherwise provided by the FBCA or other applicable law. The term of a director elected to fill a vacancy shall expire at the next shareholders meeting at which directors are to be elected.

     Section 4. Removal. A director may only be removed for cause, as defined in Article V of the Articles of Incorporation.

     Section 5. Resignation of Directors. A director may resign at any time by notice in writing to the Corporation, the Board of Directors or the Chairman of the Board. Such resignation shall take effect when the notice is delivered unless the notice specifies a later effective date or an effective date determined upon the subsequent happening of an event. If a resignation is made effective at a later date or upon the subsequent happening of an event, the Board of Directors may fill the pending vacancy before the effective date if they provide that the successor does not take office until the effective date.

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     Section 6. Powers. Except as provided in the Articles of Incorporation and by the FBCA, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its Board of Directors.

     Section 7. Place of Meetings. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Florida.

     Section 8. Annual Meeting. The first meeting of each newly elected Board of Directors shall be held, without call or notice, immediately following each annual meeting of shareholders.

     Section 9. Regular Meetings. Regular meetings of the Board of Directors may also be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

     Section 10. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, Chief Executive Officer or the President and shall be called by the Secretary upon the written request of any two (2) directors. Notice of the date, time and place of special meetings of the Board of Directors shall be given to each director at least forty-eight
(48) hours before the meeting. Except as required by statute, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     Section 11. Notice. Unless otherwise stated in this Article Three, whenever notice is required to be given to any director by applicable law, the Articles of Incorporation or these Bylaws, such notice shall be deemed given effectively if given in person or by telephone or in writing.

     Section 12. Waiver of Notice. Whenever notice to directors is required by applicable law, the Articles of Incorporation or these Bylaws, a waiver thereof, in writing signed by the director entitled to the notice, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting and the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

     Section 13. Quorum; Required Vote; Presumption of Assent. A majority of the number of directors fixed by, or in the manner provided in, these Bylaws shall constitute a quorum for the transaction of business; provided, however, that whenever, for any reason, a vacancy occurs in the Board of Directors, a quorum shall consist of a majority of the remaining directors until the vacancy has been filled. The act of a majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board of Directors. A director of the Corporation who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken shall be presumed to have assented to the action taken, unless he objects at the beginning of the meeting, or promptly upon his arrival, to holding the meeting or transacting specific business at the meeting, or he votes against or abstains from the action taken.

     Section 14. Action Without Meeting. Unless otherwise restricted by the Articles of Incorporation or by these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all directors or members of such committee, as the case may be, consent thereto in writing, and the writings are filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law. Action taken under this section is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed under this Section 14 shall have the effect of a meeting vote and may be described as such in any document.

     Section 15. Participation in Meetings By Conference Telephone or Similar Communications Equipment. Members of the Board of Directors may participate in a regular or special meeting of the Board by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

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     Section 16. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

       Section 17. Committees. The Board of Directors by resolution may designate one or more committees to assist the Board of Directors in the discharge of its duties, each such committee consisting of such members as shall be prescribed from time to time by the Board of Directors. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law. The following committees shall be standing committees of the Board of Directors: the Executive Committee, the Compensation Committee, the Audit Committee and the Nominating and Corporate Governance Committee. The Board of Directors may designate, by resolution adopted by a majority of the whole Board, additional committees and may prescribe for each such committee such powers and authority as may properly be granted to such committees.

          (a) Tenure and Qualifications. Each committee member shall hold office until the next regular annual meeting of the Board of Directors following his designation or at any other time the Board of Directors shall determine.

          (b) Meetings. Regular meetings of a committee may be held without notice at such times and places as the members of the committee may fix from time to time by resolution. Special meetings of a committee may be called by any member thereof upon not less than two days' notice stating the place, date and hour of the meeting, Any committee member may waive notice of the meeting before or after such meeting, and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of a committee need not state the business proposed to be transacted at the meeting.

          (c) Quorum. A majority of the members of a committee shall constitute a quorum for the transaction of business at any meeting thereof and action of a committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

          (d) Action without a Meeting. Any action that may be taken by a committee at a meeting may be taken without a meeting in accordance with
     Section 14 of this Article Three.

          (e) Vacancies. Any vacancy in a committee may be filled by a resolution adopted by a majority of the Board of Directors.

          (f) Resignations and Removal. Any member of a committee may be removed at any time with or without cause by resolution adopted by a majority of the Board of Directors. Any committee member may resign at any time by notice in writing to the Chairman of the Board or Secretary of the Corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          (g) Procedure. Each standing committee shall adopt a committee charter, shall elect a chair from its members and may fix its own rules of procedure which shall not be inconsistent with these Bylaws or any resolution of the Board of Directors.

          (h) Participation in Meetings By Conference Telephone or Similar Communications Equipment. A committee may hold meetings of such committee by the use of a conference telephone or similar communications equipment in accordance with Section 15 of this Article Three.

          (i) Executive Committee. The Executive Committee of the Board of Directors shall consist of two or more members of the Board of Directors and the Chief Financial Officer of the Corporation, as the Board of Directors may determine. The primary purpose and function of the Executive Committee shall be to (i) oversee management or other special projects on behalf of the Board of Directors and (ii) act upon matters when the Board of Directors is not in session or cannot be assembled. The Executive Committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by resolution of the Board of Directors or applicable law. The Executive Committee shall have such further purposes, functions, powers and responsibilities as may be designated by the Board of Directors.

          (j) Compensation Committee. The Compensation Committee shall have such purposes, functions, powers and responsibilities as may be designated by the Board of Directors in the Charter of the Compensation Committee.

          (k) Audit Committee. The Audit Committee shall have such purposes, functions, powers and responsibilities as may be designated by the Board of Directors in the Charter of the Audit Committee.

          (l) Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall have such purposes, functions, powers and responsibilities as may be designated by the Board of Directors in the Charter of the Nominating and Corporate Governance Committee.

     Section 18. Corporate Governance Guidelines. By resolution the Board of Directors may establish and otherwise adopt guidelines and policies relating to corporate governance matters. Any such guidelines or policies that may be established by the Board of Directors shall not have the effect of amending these Bylaws. In the event of any inconsistency or conflict between the terms of these Bylaws and any such corporate governance guidelines or policies established by the Board of Directors, the terms of these Bylaws shall govern and control.

     Section 19. Compensation of Directors. The Board of Directors shall have the authority to fix the compensation of directors. Without limiting the foregoing, the directors may be paid (i) their expenses, if any, of attendance at each meeting of the Board of Directors and each committee thereof, and (ii) a fixed sum for attendance at each meeting of the Board of Directors and each committee thereof, and/or a stated retainer as a member of the Board of Directors and each committee thereof. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation for such services from the Corporation. The annual compensation of directors shall be paid at such times and in such installments as the Board of Directors may determine.

     Section 20. Chairman of the Board. The Board of Directors may, in its discretion, choose a Chairman of the Board who shall preside at meetings of the shareholders and of the directors and shall be an ex officio member of all standing committees. The Chairman of the Board shall have such other powers and shall perform such other duties as shall be designated by the Board of Directors. The Chairman of the Board shall be a member of the Board of Directors but no other officers of the Corporation need be a director. The Chairman of the Board shall serve until his successor is chosen and qualified, but he may be removed at any time by the affirmative vote of a majority of the Board of Directors.

                                   ARTICLE FOUR
                                     OFFICERS
                                     --------
     Section 1. Positions. The officers of the Corporation shall consist of a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents (who may be designated Executive or Senior Vice Presidents), a Secretary and a Treasurer, and, if elected by the Board of Directors by resolution, a Chairman of the Board. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

     Section 2. Election of Specified Officers by Board. The specified officers of the Corporation shall be elected by the Board of Directors at the first meeting after each annual meeting of shareholders. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. In its discretion, the Board of Directors may leave unfilled any office except those of Chief Executive Officer, Chief Financial Officer and Secretary.

     Section 3. Election or Appointment of Other Officers. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors, or, unless otherwise specified herein, appointed by the Chief Executive Officer of the Corporation. The Board of Directors shall be advised of appointments by the Chief Executive Officer at or before the next scheduled Board of Directors meeting.

     Section 4. Salaries. The salaries of all officers of the Corporation to be elected by the Board of Directors pursuant to Section 2 of this Article Four shall be fixed from time to time by the Board of Directors or pursuant to its direction. The salaries of all other elected or appointed officers of the Corporation shall be fixed from time to time by the Chief Executive Officer of the Corporation or pursuant to his direction.

     Section 5. Term, Resignation. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer or agent elected or appointed by the Board of Directors or the Chief Executive Officer of the Corporation may be removed, with or without cause, by the Board of Directors. Any officers or agents appointed by the Chief Executive Officer of the Corporation pursuant to Section 3 of this Article Four may also be removed from such officer positions by the Chief Executive Officer, with or without cause. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors, or, in the case of an officer appointed by the Chief Executive Officer of the Corporation, by the Chief Executive Officer or the Board of Directors. Any officer of the Corporation may resign from his respective office or position by delivering notice to the Corporation. Such resignation is effective when delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

     Section 6. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of the Chairman of the Board or in the event the Board of Directors shall not have designated a chairman of the board, the Chief Executive Officer shall preside at meetings of the shareholders and the Board of Directors. He or she may sign, execute, and deliver in the name of the Corporation any powers of attorney, contracts, bonds, and other obligations and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by these Bylaws.

     Section 7. President. If the Chief Executive Officer is not also the President, the President shall have such general and active management of the business of the Corporation as may be determined by the Board of Directors and shall, subject to direction from the Chief Executive Officer, see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of the Chairman of the Board or in the event the Board of Directors shall not have designated a chairman of the board, and in the absence of the Chief Executive Officer, the President shall preside at meetings of the shareholders and the Board of Directors. The President may sign and execute contracts and other obligations pertaining to the regular course of his duties.

     Section 8. Vice Presidents. The Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the Board of Directors shall prescribe or as the President may from time to time delegate. A Vice President may sign and execute contracts and other obligations pertaining to the regular course of his or her duties.

     Section 9. Chief Financial Officer. The Chief Financial Officer shall be responsible for the financial reporting on a consolidated basis of the Company and its subsidiaries. He shall perform such other duties as may be assigned by the Board of Directors or the Chief Executive Officer, and shall be responsible to the Chief Executive Officer for the performance of the duties of the office.

     Section 10. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and shall keep the minutes of all the proceedings of the meetings of the shareholders and of the Board of Directors in a book or books to be kept for that purpose and, to the extent ordered by the Board of

Directors or the Chairman, shall perform like duties for all committees of the Board of Directors. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders, special meetings of the Board of Directors and of any committee appointed by the Board. The Secretary shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it. The Secretary shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Chief Executive Officer.

     Section 11. The Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation;
(b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article Five of these Bylaws; and
(c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

     Section 12. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the President or a Vice President certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

     Section 13. Other Officers, Employees and Agents. Each and every other officer, employee and agent of the Corporation shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him by the Board of Directors, the officer so appointing him and such officer or officers who may from time to time be designated by the Board of Directors to exercise such supervisory authority.

                                   ARTICLE FIVE
                             CERTIFICATES FOR SHARES
                             -----------------------
       Section 1. Issue of Stock With or Without Certificates. The Board of Directors may authorize the issue of some or all of the shares of any or all of its classes or series without certificates. Certificates for those shares of the capital stock of the Corporation that are represented by certificates shall be in such forms as shall be approved by the Board of Directors. Each holder of shares represented by certificates shall be entitled to have the certificate for such shares issued under the seal of the Corporation, signed by the Chairman of the Board, Chief Executive Officer, President or a Vice President, and by the Secretary or an Assistant Secretary of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefore upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

     Section 2. Legends for Preferences and Restrictions on Transfer. The designations, relative rights, preferences and limitations applicable to each class of shares and the variations in rights, preferences and limitations determined for each series within a class (and the authority of the Board of Directors to determine variations for future series) shall be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder a full statement of this information on request and without charge. Every certificate representing shares that are restricted as to the sale, disposition, or transfer of such shares shall also indicate that such shares are restricted as to transfer and there shall be set forth or fairly summarized upon the certificate, or the certificate shall indicate that the Corporation will furnish to any shareholder upon request and without charge, a full statement of such restrictions. If the Corporation issues any shares that are not registered under the Securities Act of 1933, as amended, and registered or qualified under the applicable state securities laws, the transfer of any such shares shall be restricted substantially in accordance with the following legend:

     "THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHOUT (1) REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE LAW, OR (2) AT HOLDER'S EXPENSE, AN OPINION (SATISFACTORY TO-THE CORPORATION) OF COUNSEL (SATISFACTORY TO THE CORPORATION) THAT REGISTRATION IS NOT REQUIRED."

     Section 3. Facsimile Signatures. The signatures of the Chairman of the Board, Chief Executive Officer, President or a Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles; provided, that where a certificate is countersigned by a transfer agent, other than the Corporation or its employee, or by a registrar, other than the Corporation or its employee, the corporate seal and any other signature on such certificate may be a facsimile, engraved, stamped or printed. In case any officer, transfer agent or registrar of the Corporation who shall have signed, or whose facsimile signature shall have been used on any such certificate, shall cease to be such officer, transfer agent or registrar, whether because of death, resignation, or otherwise, before such certificate shall have been delivered by the Corporation, such certificate shall nevertheless be deemed to have been adopted by the Corporation and may be issued and delivered as though the person who signed such certificate or whose facsimile signature shall have been used thereon had not ceased to be such officer, transfer agent or registrar.

     Section 4. Lost Certificates. Any person claiming a certificate representing shares to be lost or destroyed shall make an affidavit or affirmation of that fact, in form satisfactory to the Board of Directors and to the transfer agent and registrar of the Corporation, if any, and shall give to the Corporation, its transfer agent and registrar, if any, a bond of indemnity in such sum as the Board of Directors or Secretary may direct, in form satisfactory to the Board of Directors and to the transfer agent and registrar of the Corporation, if any, and with or without sureties as the Board of Directors or Secretary with the approval of the transfer agent and registrar, if any, may prescribe; whereupon the Chairman, Chief Executive Officer, President or a Vice President and the Secretary or an Assistant Secretary may cause to be issued a new certificate of the same tenor (or cause an appropriate entry to be made in respect of shares without certificates) and for the same number of shares as the one alleged to have been lost or destroyed.

     Section 5. Transfer of Shares. The shares of the Corporation shall be transferable upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer of any shares represented by certificates, the old certificates for such shares shall be surrendered to the Corporation by the delivery thereof to the person in charge of the shares and transfer books and ledgers, or to such other person as the Board of Directors may designate, by whom they shall be canceled, and new certificates (or an appropriate entry in respect of shares without certificates) shall thereupon be issued for the shares so transferred to the person entitled thereto. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

     Section 6. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares as the holder in fact thereof, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law.

                                    ARTICLE SIX
                                GENERAL PROVISIONS
                                ------------------
     Section 1. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of the Articles of Incorporation.

     Section 2. Reserves. The Board of Directors may by resolution create a reserve or reserves out of earned surplus for any proper purpose or purposes, and may abolish any such reserve in the same manner.

     Section 3. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                        10
<PAGE

     Section 4. Fiscal Year. The fiscal year of the Corporation shall be fixed from time to time by resolution of the Board of Directors.

     Section 5. Seal. The corporate seal shall have inscribed thereon the name and state of incorporation of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

     Section 6. Gender. All words used in these Bylaws in the masculine gender shall extend to and shall include the feminine and neuter genders.

     Section 7. Construction. All references herein in the plural shall be construed to include the singular and in the singular shall be construed to include the plural, if the context so requires.

     Section 8. Conflict With Applicable Law or Articles of Incorporation. These Bylaws are adopted subject to any applicable law and the Articles of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Articles of Incorporation, such conflict shall be resolved in favor of such law or the Articles of Incorporation.

     Section 9. Exclusive Forum. Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the corporation to the corporation or the corporation's shareholders, (iii) any action asserting a claim against the corporation or any director or officer or other employee of the corporation arising pursuant to any provision of the Florida Business Corporation Act or the corporation's articles of incorporation or bylaws (as either may be amended from time to time), or (iv) any action asserting a claim against the corporation or any director or officer or other employee of the corporation governed by the internal affairs doctrine, shall be a state court located within Duval County, Florida (or, if no state court located within Duval County, Florida has jurisdiction, the federal district court for the Middle District of Florida).

                                   ARTICLE SEVEN
                               AMENDMENTS OF BYLAWS
                               --------------------

     Except as otherwise provided in the FBCA and except where the shareholders, in amending or repealing these Bylaws generally or a particular provision of these Bylaws, provide expressly that the Board of Directors may not amend or repeal these Bylaws or that provision of these Bylaws, the Board of Directors shall have power to add any provision to, or to amend or repeal any provision of, these Bylaws by the affirmative vote of a majority of all of the directors at any regular or special meeting of the Board of Directors, provided that a statement of the proposed action shall have been included in the notice or waiver of notice of such meeting of the Board. The shareholders shall have power to add any provision to, or to amend or repeal any provision of, these Bylaws by the affirmative vote of a majority of the votes cast at any meeting, provided that a statement of the proposed action shall have been included in the Company's notice of such meeting of shareholders.

                                   ARTICLE EIGHT
                                  INDEMNIFICATION
                                  ---------------
     Section 1. Indemnification of Directors and Officers in Third Party Proceedings. Subject to the other provisions of this Article Eight, the Corporation shall indemnify and hold harmless, to the fullest extent permitted by the FBCA, as the same exists now or as it may be hereinafter amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any person (and the heirs, executors, administrators or estate of such person) who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, a Proceeding (as hereinafter defined) other than an action by or in the right of the Corporation by reason of the fact that such person is or was serving, or had agreed to serve, in an Official Capacity (as defined in Section 17 of this Article Eight) for the Corporation, or while serving in an Official Capacity for the Corporation is or was serving at the request of the Corporation in an Official Capacity for another corporation, partnership, limited liability company, joint venture, trust or other enterprise (an "Other Enterprise"), including service with respect to employee benefit plans maintained or sponsored by the Corporation, or is an employee of the Corporation specifically designated by the Board as an indemnified employee (hereinafter, each of the foregoing persons, a "Covered Person"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had reasonable cause to believe that such person's conduct was unlawful.

     Section 2. Indemnification of Directors and Officers in Actions By or in the Right of the Corporation. Subject to the other provisions of this Article Eight, the Corporation shall indemnify and hold harmless, to the fullest extent permitted by the FBCA, any Covered Person who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, a Proceeding by or in the right of the Corporation against Expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     Section 3. Successful Defense. To the extent that a Covered Person has been successful on the merits or otherwise in defense of any Proceeding described in Section 1 or Section 2 of this Article Eight, or in defense of any claim, issue or matter therein, such person shall be indemnified against Expenses (as defined in Section 17 of this Article Eight) (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     Section 4. Indemnification of Others. Subject to the other provisions of this Article Eight, the Corporation shall have power to indemnify its employees and its agents to the extent not prohibited by the FBCA or other applicable law. The Board shall have the power to delegate the determination of whether employees or agents shall be indemnified to such person or persons as the Board determines.

     Section 5. Advance Payment of Expenses.

          (a) Expenses (including attorneys' fees) incurred by any Covered Person in defending any Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding. Such advances shall be paid by the Corporation within ten (10) calendar days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, that if Florida law requires, the payment of such expenses incurred by a Covered Person in his or her capacity as a director or officer shall be made only upon delivery to the Corporation of an undertaking in writing (the "Undertaking") by or on behalf of such Covered Person to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal (a "final disposition") that such Covered Person is not entitled to be indemnified for such expenses under this bylaw or otherwise. The Covered Person's undertaking to repay the Corporation any amounts advanced for Expenses shall not be required to be secured and shall not bear interest.

          (b) Except as otherwise provided in the FBCA or this Section 5, the Corporation shall not impose on the Covered Person additional conditions to the advancement of Expenses or require from the Covered Person additional undertakings regarding repayment. Advancements of Expenses shall be made without regard to the Covered Person's ability to repay the Expenses.

          (c) Advancements of Expenses pursuant to this subsection shall not require approval of the Board or the shareholders of the Corporation, or of any other person or body. The Secretary shall promptly advise the Board in writing of the request for advancement of Expenses, of the amount and other details of the request and of the undertaking to make repayment provided pursuant to this Section 5.

          (d) Advancements of Expenses to a Covered Person shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Corporation to support the advancements claimed.

          (e) The right to advancement of Expenses shall not apply to (i) any action, suit or proceeding against an agent brought by the Corporation and approved by a majority of the authorized members of the Board which alleges willful misappropriation of corporate assets by such agent, wrongful disclosure of confidential information, or any other willful and deliberate breach in bad faith of such agent's duty to the Corporation or its shareholders, or (ii) any claim for which indemnification is excluded pursuant to these Bylaws, but shall apply to any Proceeding referenced in Section 6(b) or Section 6(c) of this Article Eight prior to a determination that the person is not entitled to be indemnified by the Corporation.

     Section 6. Limitations on Indemnification. Subject to the requirements in
Section 3 of this Article Eight and the FBCA, the Corporation shall not be obligated to indemnify any person pursuant to this Article Eight in connection with any Proceeding (or any part of any Proceeding):

          (a) for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

          (b) for an accounting or disgorgement of profits pursuant to Section 16(b) of the Exchange Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);

          (c) for any reimbursement of the Corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Corporation, to the extent the Corporation is required to seek recovery of such compensation pursuant to any applicable law (including Sections 304 or 306 of the Sarbanes-Oxley Act of 2002), the terms of any listing standards applicable to the Corporation or any compensation recovery policy that the Corporation may have in effect from time to time;

          (d) initiated by such person against the Corporation or its directors, officers, employees, agents or other indemnitees, unless (a) the Board of Directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (b) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, (c) otherwise required to be made under
Section 7 of this Article Eight or (d) otherwise required by applicable law; or

          (e) if prohibited by applicable law; provided, however, that if any provision or provisions of this Article Eight shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article Eight (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article Eight (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

     Section 7. Indemnification Claims; Determination.

          (a) To obtain indemnification under this Article Eight, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification, a determination (the "Determination"), if required by applicable law, with respect to the claimant's entitlement thereto shall be made as follows: (i) by the Board by majority vote of a quorum consisting of Disinterested Directors (as defined in Section 17 of this Article Eight); (ii) if such a quorum of Disinterested Directors cannot be obtained, by majority vote of a committee duly designated by the Board (in which all directors, whether or not Disinterested Directors, may participate) consisting solely of two or more Disinterested Directors; (iii) if such a committee cannot be designated, by any Independent Counsel (as defined in Section 17 of this Article Eight) selected by the Board prescribed in (i) above or by the committee of the Board prescribed in (ii) above, in a written opinion to the Board, a copy of which shall be delivered to the claimant; or if a quorum of the Board cannot be obtained for (a) above and the committee cannot be designated under (b) above, selected by majority vote of the full Board (in which directors who are parties may participate); or (iii) if such Independent Legal Counsel determination cannot be obtained, by majority vote of a quorum consisting of shareholders who are not parties to such Proceeding, or if no such quorum is obtainable, by a majority vote of shareholders who are not parties to the Proceeding. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within ten (10) calendar days after such determination.

          (b)(i) If a claim for indemnification under this Article Eight is not paid in full by the Corporation within thirty (30) calendar days after a written claim pursuant to Section 7(a) above has been received by the Corporation, or (ii) if a request for advancement of Expenses under this Article Eight is not paid in full by the Corporation within ten (10) calendar days after a statement pursuant to Section 5 above and the required Undertaking, if any, have been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation in a court of competent jurisdiction to recover the unpaid amount of the claim for indemnification or request for advancement of Expenses and, if successful in whole or in part, the claimant shall be entitled to be paid also any and all Expenses incurred in connection with prosecuting such claim. In any such suit, the Corporation shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of Expenses. It shall be a defense to any such action that, under the FBCA or other applicable law, the claimant has not met the standard of conduct which makes it permissible for the Corporation to indemnify the claimant for the amount claimed or that the claimant is not entitled to the requested advancement of Expenses, but (except where the required Undertaking, if any, has not been tendered to the Corporation) the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Disinterested Directors, Independent Counsel or shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth under the FBCA or other applicable law, nor an actual determination by the Corporation
(including its Disinterested Directors, Independent Counsel or shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          (c) The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

          (d) If a Determination shall have been made pursuant to Section 7(a) above that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to
Section 7(b) above.

          (e) The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 7(b) above that the procedures and presumptions of this Bylaw are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Bylaw.

     Section 8. Procedures For Determination Of Whether Standards Have Been
                Satisfied.

          (a) Costs. All costs of making the Determination shall be borne solely by the Corporation, including, but not limited to, the costs of legal counsel, proxy solicitations and judicial determinations. The Corporation shall also be solely responsible for paying (i) all reasonable Expenses incurred by the indemnified person to enforce the indemnification rights provided pursuant to this Article Eight, including, but not limited to, the costs incurred by the indemnified person to obtain court-ordered indemnification pursuant to Section 7 hereof regardless of the outcome of any such application or Proceeding, and
(ii) all costs of defending any suits or Proceedings challenging payments to the indemnified person under these Bylaws.

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          (b) Timing of the Determination. The Corporation shall use its best efforts to make the Determination contemplated by Section 7 hereof promptly.

                 (i) if the Determination is to be made by the Board or a committee thereof, such Determination shall be made not later than fifteen
(15) business days after a written request for a Determination (a "Request") is delivered to the Corporation by the Indemnitee;

                 (ii) if the Determination is to be made by Independent Counsel, such Determination shall be made not later than thirty (30) days after a Request is delivered to the Corporation by the indemnified person; and

                 (iii) if the Determination is to be made by the shareholders of the Corporation, such Determination shall be made not later than ninety
(120) days after a Request is delivered to the Corporation by the indemnified person.

     Section 9. Contract Rights. All of the rights conferred in this Article Eight, as to indemnification, advancement of Expenses and otherwise, shall be contract rights between the Corporation and each indemnified person to whom such rights are extended that vest at the commencement of such indemnified person's service to or at the request of the Corporation and (i) no amendment, modification or repeal of this Article Eight shall affect, to the detriment of the indemnified person and such indemnified person's heirs, executors, administrators and estate, such obligations of the Corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal, and (ii) all of such rights shall continue as to any such indemnified person who has ceased to serve in an Official Capacity for the Corporation or ceased to serve at the request of the Corporation in an Official Capacity for an Other Enterprise, and shall inure to the benefit of such indemnified person's heirs, executors, administrators and estate, and shall be applicable to proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof.

     Section 10. Non-Exclusivity Of Rights. All of the rights conferred pursuant to this Article Eight, as to indemnification, advancement of Expenses and otherwise, (i) shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of Expenses may be entitled under the Articles of Incorporation or any statute, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person's Official Capacity and as to action in another capacity while holding such office, and (ii) cannot be terminated or impaired by the Corporation, the Board of Directors or the shareholders of the Corporation with respect to a person's service prior to the date of such termination. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of Expenses, to the fullest extent not prohibited by the FBCA or other applicable law.

     Section 11. Insurance and Funding.

          (a) The Corporation shall have the power to purchase and maintain, at its expense, insurance to protect itself and any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify him against such liability under Florida Law. To the extent that the Corporation maintains any policy or policies providing such insurance, each such current or former director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in this Article Eight, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such current or former director, officer, employee or agent.

          (b) The Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to insure the payment of such sums as may become necessary to effect indemnification as provided herein.

     Section 12. Reliance. Persons who after the date of the adoption of Article Eight serve or continue to serve the Corporation in an Official Capacity or who, while serving in an Official Capacity, serve or continue to serve in

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an Official Capacity for an Other Enterprise, shall be conclusively presumed to have relied on the rights to indemnification and advancement of Expenses contained in this Article Eight.

 	Section 13. No Imputation. The knowledge and/or actions, or failure to act, of any other officer, director, employee or agent of the Corporation or an Other Enterprise shall not be imputed to an indemnified person for purposes of determining the right to indemnification under this Article Eight.

     Section 14. Survival. The rights to indemnification and advancement of Expenses conferred by this Article Eight shall continue as to a person who has ceased to be a director, officer, employee, or agent of the Corporation or an Other Enterprise and shall inure to the benefit of the heirs, executors, administrators and estate of such person.

     Section 15. Notices. Any notice, request or other communication required or permitted to be given to the Corporation under this Article Eight shall be in writing and delivered to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

     Section 16. Savings Clause. If this Article Eight or any provision hereof shall be held by a court of competent jurisdiction to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article Eight (including, without limitation, each section and subsection of this Article Eight containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired hereby, and (b) to the fullest extent possible and permitted by the FBCA and other applicable law, the provisions of this Article Eight (including, without limitation, each portion of any section or subsection of this Article Eight containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give maximum effect to the intent manifested by the provision held to be invalid, illegal or unenforceable.

                                    ARTICLE NINE
                                CERTAIN DEFINITIONS
                                -------------------
    (a) The term "agent" includes a volunteer.

    (b) The term "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article Eight with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

    (c) The term "deliver" or "delivery" means any method of delivery used in conventional commercial practice, including delivery by hand, mail, commercial delivery and Electronic Transmission.

    (d) The term "Disinterested Director" means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

    (e) The term "Expenses" shall be broadly construed and shall include, without limitation, all direct and indirect losses, liabilities, expenses, including fees and expenses of attorneys, fees and expenses of accountants, fees and expenses of public relations consultants and other advisors, court costs, transcript costs, fees and expenses of experts, witness fees and expenses, travel expenses, printing and binding costs, telephone charges, delivery service fees, the premium, security for, and other costs relating to any bond (including cost bonds, appraisal bonds, or their equivalents), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan) and amounts paid in settlement and all other disbursements or expenses of the types customarily incurred in connection with (i) the investigation, prosecution, defense, appeal or settlement of a Proceeding, (ii) serving as an actual or prospective witness, or preparing to be a witness in a Proceeding, or other participation in, or other preparation for, any Proceeding, (iii) any voluntary or required interviews or depositions related to a Proceeding, and (iv) responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses shall also include any

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federal, state, local and foreign taxes imposed on such person as a result of the actual or deemed receipt of any payments under this Article Eight.

    (f) The term "Electronic Transmission" or "electronically transmitted" shall mean any process of communication not directly involving the physical exchange of paper that is suitable for the retention, retrieval and reproduction of information by the recipient permitted by applicable law.

    (g) The term "Independent Counsel" means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the corporation or the claimant in an action to determine the claimant's rights under this Article Eight.

    (h) The term "Official Capacity" shall mean service as a director or officer of the Corporation or service, at the request of the Corporation while serving in an Official Capacity for the Corporation, as a director, officer, partner, member, manager, trustee, employee, agent or other representative of an Other Enterprise.

    (i) The term "Proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit, investigation, inquiry, hearing, arbitration, other alternative dispute mechanism or any other proceeding, whether civil, criminal, administrative, investigative or otherwise and whether formal or informal, including, without limitation, actions by or in the right of the Corporation, a class of its security holders or otherwise.

    (j) The term "serving at the request of the Corporation" includes any service as a director, officer, employee, or agent of the Corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries.

    (k) The term "sign", "signed" or "signature" means any symbol, manual, facsimile, conformed or electronic signature adopted by a person with the intent to authenticate a document.

    (l) The term "not opposed to the best interest of the Corporation" describes the actions of a person who acts in good faith and in a manner he reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

    (m) If a document is required by these Bylaws to be "in writing" or "written", an Electronic Transmission shall satisfy such requirement.

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